Exhibit (g)(5)


                               January 25, 2001

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Ladies and Gentlemen:

     This is to advise you that Artisan Funds, Inc. has established a new series of shares to be known as Artisan Mid Cap Value Fund. In accordance with the Additional Funds provision in Section 17 of the Custodian Contract dated March 7, 1995, as amended April 27, 2000, Artisan Funds, Inc. hereby requests that you act as Custodian for the new series under the terms of the Custodian Contract.

     Please indicate your acceptance of this appointment as Custodian by executing three copies of this Letter Agreement, returning two copies to us and retaining one copy for your records.

                                ARTISAN FUNDS, INC.



                                By: /s/Lawrence A. Totsky
                                   ----------------------------------
                                   Name: Lawrence A. Totsky
                                        ----------------------------
                                  Title: Chief Financial Officer
                                        ----------------------------

Agreed to this 31st day of January 2001

STATE STREET BANK AND TRUST COMPANY

By:  /s/Barbara Donahue
     ----------------------------------
     Name:  Barbara Donahue
            ---------------------------
     Title: Vice President
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